UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2006

EVERGREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

OREGON
(State or other jurisdiction of incorporation or organization)

333-109667-04	91-1797880
(Commission file number)	(IRS Employer Identification No.)

3850 THREE MILE LANE, McMINNVILLE, OREGON	97128-9496
(Address of principal executive offices)	(Zip Code)

503-472-9361
(Registrant’s telephone number, including area code)

NONE
         (Former name, former address and former fiscal year, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 10, 2006, Evergreen International Aviation, Inc. and its subsidiaries that are co-borrowers under that certain Loan and Security Agreement dated May 13, 2004, as amended (the "Loan Agreement"), and Trust Created February 25, 1986, as co-guarantor under the Loan Agreement, entered into Amendment Number Five to Loan and Security Agreement effective as of March 9, 2006 with Wells Fargo Foothill, Inc. ("Amendment Number Five"). The effect of Amendment Number Five is to: (i) add and revise definitions to the Loan Agreement; (ii) revise provisions relating to permitted purchase money indebtedness; and (iii) delete one aircraft from the collateral securing the Loan Agreement.

Item 9.01. Exhibits.

(a)	Exhibits. The following document is filed as an exhibit to this Form 8-K:

10.1 Amendment Number Five to Loan and Security Agreement effective as of March 9, 2006 by and between the lenders identified on the signature pages thereof (the "Lenders"), Wells Fargo Foothill, Inc., as the arranger and administrative agent for the Lenders, and Evergreen International Aviation, Inc. and each of its subsidiaries that are signatories thereto as borrowers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVERGREEN HOLDINGS, INC.
(Registrant)

Date: March 17, 2006	/s/ John A. Irwin
John A. Irwin
Chief Financial Officer